Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S‑8 (No.333-180839, No.333-187321, No.333-194599, No.333-202312, No.333-209712, No.333-214366, No.333-216195, No.333-221870 and No. 333-223188) of Proofpoint, Inc. of our report dated February 21, 2019 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

San Jose, California

February 21, 2019